Exhibit 99.2

August 28, 2024

NOTICE OF REDEMPTION OF CERTAIN WARRANTS (CUSIP 00217D 118)

Dear Public Warrant Holder,

AST SpaceMobile, Inc. (the “Company”) hereby gives notice that it is redeeming, at 5:00 p.m. New York City Time on September 27, 2024 (the “Redemption Date”), all of the Company’s outstanding public warrants (the “Public Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), issued under the Warrant Agreement, dated as of September 13, 2019, by and between AST SpaceMobile, Inc. (f/k/a New Providence Acquisition Corp. (“NPA”)) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) (the “Warrant Agreement”), for a redemption price of $0.01 per Public Warrant (the “Redemption Price”). The Public Warrants were initially part of the units sold in NPA’s initial public offering (“IPO”).

Each Public Warrant entitles the holder thereof to purchase one share of Class A Common Stock per Public Warrant for a cash purchase price of $11.50 per share. At 5:00 p.m. New York City Time on the Redemption Date and thereafter, any Public Warrants that remain unexercised immediately at 5:00 p.m. New York City Time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Public Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Public Warrants in “street name.” Warrants to purchase Class A Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the IPO and still held by the initial holders thereof or their permitted transferees are not subject to this notice of redemption.

The Public Warrants are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ASTSW” and the Class A Common Stock is listed on the Nasdaq under the symbol “ASTS.” On August 27, 2024, the closing price of the Public Warrants was $19.62, and the closing price of the Class A Common Stock was $31.11.

The Public Warrants will cease trading on the Nasdaq at 5:00 p.m. New York City Time on the Redemption Date.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Public Warrant holders to exercise their Public Warrants will terminate immediately prior to 5:00 p.m. New York City Time on the Redemption Date. At 5:00 p.m. New York City Time on the Redemption Date and thereafter, holders of unexercised Public Warrants will have no rights with respect to those Public Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Public Warrants in “street name.” You should consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Public Warrants. Note that the act of exercising is VOLUNTARY, meaning holders must instruct their broker to submit the Public Warrants for exercise if they wish to exercise the Public Warrants.

The Company is exercising this right to redeem the Public Warrants pursuant to Section 6 of the Warrant Agreement. Pursuant to Section 6.1 of the Warrant Agreement, the Company has the right to redeem the Public Warrants at a redemption price of $0.01 per Public Warrant if (i) the last sales price of the Class A Common Stock is at least $18.00 per share on each of the twenty (20) trading days within the thirty (30) trading-day period ending on the third trading day prior to the date on which a notice of redemption is given and (ii) there is an effective registration statement covering the shares of Class A Common Stock issuable upon the exercise of the Warrants, and a current prospectus relating thereto, available throughout the Redemption Period (as such term is defined in the Warrant Agreement). The last sales price of the Class A Common Stock has been at least $18.00 per share for twenty (20) trading days within the thirty (30) day trading period ending on August 23, 2024 (which is the third trading day prior to the date of this redemption notice).

EXERCISE PROCEDURE

Public Warrant holders have until 5:00 p.m. New York City Time on the Redemption Date to exercise their Public Warrants to purchase shares of Class A Common Stock. Warrants may only be exercised for cash.

Each Public Warrant entitles the holder thereof to purchase one share of Class A Common Stock at a cash price of $11.50 per Public Warrant exercised (the “Exercise Price”). Payment of the Exercise Price may be made by wire transfer of immediately available funds. Wire instructions will be provided by the Depository Trust Company and will otherwise be provided upon request to the Warrant Agent.

Those who hold their Public Warrants in “street name” should immediately contact their broker to determine such broker’s procedure for exercising such Public Warrants.

Public Warrant holders of record may exercise their Public Warrants by sending (i) a fully and properly completed “Election to Purchase” (a form of which is attached hereto as Annex A), duly executed and indicating, among other things, the number of Public Warrants being exercised and (ii) the exercise funds via wire transfer, to the Warrant Agent:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

Telephone: (212) 509-4000

The method of delivery of the Public Warrants is at the option and risk of the holder, but if mail is used, properly insured registered mail is suggested.

The fully and properly completed Election to Purchase and the exercise funds must be received by Continental Stock Transfer & Trust Company by 5:00 p.m. New York City Time on the Redemption Date. Subject to the following paragraph, any failure to deliver a fully and properly completed Election to Purchase together with the exercise funds before such time will result in such holder’s Public Warrants being redeemed at the Redemption Price of $0.01 per Public Warrant and not exercised.

PUBLIC WARRANTS HELD IN STREET NAME

For Public Warrant holders who hold their Public Warrants in “street name,” provided that the Exercise Price for the warrants being exercised and a Notice of Guaranteed Delivery is received by the Warrant Agent by 5:00 p.m. New York City Time on the Redemption Date, broker-dealers shall have two business days from the Redemption Date, or 5:00 p.m. New York City Time on October 1, 2024, to deliver the Public Warrants to the Warrant Agent. Any such Public Warrants received without the Election to Purchase or the Notice of Guaranteed Delivery having been duly executed and fully and properly completed or the exercise funds being submitted will be deemed to have been delivered for redemption (at the Redemption Price of $0.01 per Public Warrant), and not for exercise.

PROSPECTUS

A prospectus, dated July 1, 2022, covering the Class A Common Stock issuable upon the exercise of the Public Warrants is included in a registration statement (Registration No. 333- 265512) on file with the Securities and Exchange Commission (the “SEC”) and was initially filed with the SEC on June 10, 2022 and originally declared effective by the SEC on July 1, 2022. The SEC maintains an Internet website that contains a copy of this prospectus. The address of that site is www.sec.gov. Alternatively, you can obtain a copy of the prospectus from our investor relations website at https://www.ast-science.com.

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of a Public Warrant for payment after 5:00 p.m. New York City Time on the Redemption Date. Those who hold their Public Warrants in “street name” should contact their broker to determine their broker’s procedure for redeeming their Public Warrants.

Under United States federal income tax laws, the Warrant Agent may be required to withhold 24% of the Redemption Price unless such holder has furnished a valid taxpayer identification number and certification that the number supplied is correct or has otherwise established that such holder is not subject to backup withholding. Holders of the Public Warrants who wish to avoid backup withholding should submit either a completed IRS Form W-9 (use only if the holder is a U.S. person, including a resident alien), or the appropriate IRS Form W-8 (use only if the holder is neither a U.S. person nor a resident alien), when providing the Election to Purchase, if the holder has not already provided such documentation to the Warrant Agent. See: IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities. Publication 515, IRS Form W-9 and IRS Form W-8 forms and corresponding instructions are available through the IRS website at www.irs.gov. Holders should consult their tax advisors.

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Any questions you may have about redemption and exercising your Public Warrants may be directed to the Warrant Agent at its address and telephone number set forth above.

Nothing in this Notice of Redemption shall constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of any of the Company’s securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

None of the Company, its Board of Directors or employees has made or is making any representation or recommendation to any Public Warrant holder as to whether to exercise or refrain from exercising any Public Warrants.

AST SpaceMobile, Inc.

/s/Andrew M. Johnson
Andrew M. Johnson Executive Vice President, Chief Financial Officer and Chief Legal Officer

Annex A

AST SPACEMOBILE, INC.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to exercise _________ Warrants (as defined below) to receive one share of Class A Common Stock per exercised Warrant and herewith tenders payment for the shares of Class A Common Stock to the order of AST SpaceMobile, Inc. (the “Company”) in the amount of $_________ ($11.50 per exercised Warrant) in accordance with the terms hereof. If said number of Warrants is less than all of the Warrants exercisable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of shares of Class A Common Stock be registered in the name of _________, whose address is ___________________ and that such Warrant Certificate be delivered to _________, whose address is ___________________.

The warrants to purchase shares of Class A Common Stock (each, a “Warrant”) have been called for redemption by the Company pursuant to Section 6.1 of the Warrant Agreement, dated September 13, 2019 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent. Any Warrants that remain unexercised at 5:00 p.m. New York City time on the redemption date will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the redemption price of $0.01 per Warrant.

Date:	Signature:

Address:

Tax Identification Number:

Signature Guaranteed: ________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).